February 10, 2012

Mr. Matt Hill

133 N. Almont Drive

Los Angeles, CA 90048

Dear Matt:

On behalf of Webxu, Inc. (the “Company”), this letter agreement (the “Agreement”) sets forth the new terms and conditions of your employment with the Company and modifies the terms of the Employment Agreement entered into as of November 15, 2010 between you and the Company (“Employment Agreement”).

1.          Paragraph 3(b) is hereby amended to provide that in the calculation of EBITDA for all purposes as set forth in the Employment Agreement, any EBITDA calculation shall exclude any non-cash stock compensation as an expense.

Except as expressly amended, supplemented or modified herein, the terms and conditions of your Employment Agreement are hereby ratified and confirmed.

Please sign and date this Agreement, and return it to me by February 13, 2012, if you wish to accept employment at the Company under the terms described above. If you accept our offer, this agreement will commence as of January 1, 2012, with this date being referred to herein as the “Employment Date.”

Best regards,

/s/ Michael Warsinske
Michael Warsinske, Director

Accepted:

February __, 2012

/s/ Matt Hill
Matt Hill

Exhibit A

Employee Invention Assignment and Confidentiality Agreement

Exhibit B

Waiver and Release of Claims

You hereby release and waive any other claims you may have against Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively "Releases"), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."